EXHIBIT 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

KBW, Inc. Announces Second Quarter and First Half
2009 Financial Results

New York, NY – July 30, 2009 – KBW, Inc. (NYSE: KBW), a full-service investment bank that specializes in the financial services sector, today announced a non-GAAP operating net income of $8.8 million, or $0.26 per diluted share, for the quarter ended June 30, 2009.  This compares to a non-GAAP operating net loss of $7.8 million, or $0.25 per diluted share for the corresponding 2008 period and non-GAAP operating net income of $1.6 million, or $0.05 per diluted share for the first quarter of 2009.  Non-GAAP operating net income for six months ended June 30, 2009 was $10.4 million, or $0.31 per diluted share.  This compares to a non-GAAP operating net loss of $13.8 million, or $0.45 per diluted share in the same period of 2008.  See “Non-GAAP Financial Measures” below for a reconciliation of our non-GAAP operating results to our GAAP results.  GAAP net income was $7.2 million, or $0.22 per diluted share, and $7.9 million, or $0.24 per diluted share, for the quarter and six months ended June 30, 2009, respectively, compared to net losses of $9.7 million, or $0.32 per diluted share and $17.2 million, or $0.56 per diluted share, respectively, for the corresponding 2008 periods.

John G. Duffy, Chairman and Chief Executive Officer, said “We are pleased to report significant improvement in our profitability this quarter.  The quarter was marked with robust capital markets activity as numerous companies in the financial sector, particularly banks, have taken advantage of opportunities to raise capital.  While uncertainties remain, the stabilization of credit markets and improved equity markets have also benefited our trading activities as more investors and financial institutions have become more confident with current pricing levels of different asset classes. While we remain vigilant on expenses, we continue to broaden our product offerings, recently launching a dedicated convertible securities team and strengthening our cash fixed income group.  Conditions in Europe, which have not improved to the same degree as in the U.S., remain a challenge for the company.  M&A transactions are still well below average historic levels.  We are cautiously optimistic that the progress made recently to restore our financial system to health and the new investments in our financial institutions will be significant milestones in returning to economic growth.”

Highlights for the quarter include:

•
Investment banking revenue increased $15.5 million, or 57.5%, to $42.3 million compared to $26.9 million for the first quarter of 2009, primarily due to a record number of equity capital markets transactions raising approximately $10 billion for customers that were completed in the second quarter.  Compared to the second quarter of 2008, total investment banking revenue was down $4.9 million, or 10.5%, due to significantly lower M&A fees partially offset by the significant increase in capital markets transaction revenue.

•
Principal transactions, net revenue of $23.6 million was $19.5 million higher than the first quarter’s total of $4.1 million as a result of an improved trading environment and stabilization of asset valuation.

•
Commissions revenue of $35.9 million remained relatively unchanged compared to $36.0 million for the first quarter of 2009. Commissions revenue decreased $9.7 million compared to $45.6 million for the second quarter of 2008, primarily due to lower commissions revenue on European equity securities.

•
Operating compensation and benefits expense on a non-GAAP basis (GAAP compensation and benefits expense adjusted for the 2006 initial public offering restricted stock awards) was $63.1 million, an increase of 16.5% compared to $54.1 million for the second quarter of 2008 and an increase of 45.4% compared to $43.4 million for the first quarter of 2009, primarily reflecting higher revenues. GAAP compensation and benefits expense was $65.5 million, an increase of 14.9% compared to $57.0 million for the second quarter of 2008 and an increase of 43.4% compared to $45.7 million for the first quarter of 2009.

•
Non-compensation expenses increased $1.3 million, or 5.4%, compared to $24.7 million for the first quarter of 2009, primarily due to an increase in other expense, which included higher professional fees. Non-compensation expenses were $26.0 million, a decrease of $2.9 million, or 10.1%, compared to $28.9 million for the second quarter of 2008, primarily due to a decrease in brokerage and clearance expense.

•	As of June 30, 2009, stockholders’ equity, which was all tangible, amounted to $425.1 million and preliminary book value per share was $14.07.

Highlights for the first half include:

•
Investment banking revenue was $69.2 million compared to $90.3 million for the first six months of 2008, a decrease of 23.4%, primarily due to significantly lower M&A and advisory revenues partially offset by the significant increase in capital markets transaction revenue.

•
Principal transactions, net resulted in revenue of $27.7 million compared to a loss of $59.1 million for the first six months of 2008.  The return to a net gain in the current period reflects an increase of $13.5 million, or 142.4%, in fixed income revenue, the absence of significant negative valuation adjustments on certain financial instruments owned and the improved equity trading environment compared to the same period in 2008.

•	Commissions revenue was $71.9 million compared to $98.4 million for the first six months of 2008, a decrease of 26.9%, primarily due to lower commission revenue on European equity securities.

•
Operating compensation and benefits expense on a non-GAAP basis was $106.4 million compared to $111.4 million for the first six months of 2008.  The non-GAAP operating compensation ratio was 60.0% compared to 76.3% for the first six months of 2008.  GAAP compensation and benefits expense was $111.1 million compared to $116.9 million for the first six months of 2008.

•
Non-compensation expenses were $50.7 million, a decrease of $6.6 million, or 11.5% compared to $57.3 million for the first six months of 2008.  The decrease was primarily due to a decrease in brokerage and clearance expense.

KBW, Inc. expects to file its quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission on or about August 10, 2009.

Conference Call

A conference call with management discussion of financial results for the quarter and six months ended June 30, 2009 will be held today at 9:00 a.m. eastern time, and can be accessed at (866) 543-6411 (within U.S. and Canada)/(617) 213-8900 (International) (Code:  71188389).  A replay of the call will be available approximately two hours post-call at (888) 286-8010 (within U.S. and Canada)/(617) 801-6888 (International) (Code:  49654161).  A live audio webcast and delayed replay will also be available under “Investor Relations” at http://www.kbw.com.

About KBW
KBW, Inc. through its subsidiaries Keefe, Bruyette & Woods, Inc., Keefe, Bruyette & Woods Limited and KBW Asset Management, Inc. is a full service investment bank specializing in the financial services industry.

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements.  In some cases, you can identify these statements by words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue”, the negative of these terms and other comparable terminology.  Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business.  These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  These factors include, but are not limited to, those discussed under the caption “Risk Factors” in our annual report on Form 10-K , which is available at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

KBW, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008
Revenues:
Investment banking	$42,313	$26,860	$47,253	$69,173	$90,340
Commissions	35,852	36,019	45,601	71,871	98,367
Principal transactions, net	23,580	4,116	(29,037)	27,696	(59,137)
Interest and dividend income	2,037	1,738	6,368	3,775	14,460
Investment advisory fees	320	313	287	633	593
Other	994	3,230	699	4,224	1,400

Total revenues	105,096	72,276	71,171	177,372	146,023

Expenses:
Compensation and benefits	65,479	45,667	57,000	111,146	116,933
Occupancy and equipment	5,442	5,159	4,539	10,601	9,282
Communications and data processing	7,242	6,660	6,919	13,902	13,342
Brokerage and clearance	3,602	3,882	5,887	7,484	13,040
Business development	3,213	3,032	4,128	6,245	7,917
Interest	57	169	1,176	226	3,244
Other	6,452	5,777	6,291	12,229	10,471
Non-compensation expenses	26,008	24,679	28,940	50,687	57,296
Total expenses	91,487	70,346	85,940	161,833	174,229
Income / (loss) before income taxes	13,609	1,930	(14,769)	15,539	(28,206)
Income tax expense / (benefit)	6,396	1,200	(5,031)	7,596	(10,969)
Net income / (loss)	$7,213	$730	$(9,738)	$7,943	$(17,237)

Earnings per share(1):
Basic	$0.23	$0.02	$(0.32)	$0.25	$(0.56)
Diluted	$0.22	$0.02	$(0.32)	$0.24	$(0.56)

Weighted average number of common
shares outstanding (1):
Basic	31,405,229	31,354,507	30,800,637	31,380,008	30,767,838
Diluted	33,192,734	32,610,654	30,800,637	32,882,532	30,767,838

(1)	In accordance with Statement of Financial Accounting Standards No. 128, basic and diluted outstanding are equal for the three and six months ended June 30, 2008.

Non-GAAP Financial Measures

We have reported in this press release our compensation and benefits expense, income / (loss) before income taxes, income tax expense / (benefit), net income / (loss), compensation ratio and basic and diluted earnings per share on a non-GAAP basis for the three months ended June 30, 2009 and 2008 and March 31, 2009 and the six months ended June 30, 2009 and 2008.  The non-GAAP amounts exclude compensation expense related to the amortization of IPO restricted stock awards granted in November 2006.  Our management utilizes these non-GAAP calculations in understanding and analyzing our financial results.  Our management believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of our core operating results and business outlook. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate meaningful comparison of our results in the current period to those in prior periods and future periods. Our reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes that our GAAP measures of compensation and benefits expense, income / (loss) before income taxes, income tax expense / (benefit), net income / (loss), compensation ratio and basic and diluted earnings per share and the same respective non-GAAP measures of our financial performance should be considered together.

We expect to grant restricted stock awards and other share-based compensation in the future. We do not expect to make any such substantial grants to employees outside of our regular compensation and hiring process, as we did when we granted the restricted stock awards in connection with our IPO.

The following provides details with respect to reconciling compensation and benefits expense, income / (loss) before income taxes, income tax expense / (benefit), net income / (loss), compensation ratio and basic and diluted earnings per share on a GAAP basis for the three months ended June 30, 2009 and 2008 and March 31, 2009 and the six months ended June 30, 2009 and 2008 to the aforementioned captions on a non-GAAP basis.

	GAAP	Reconciliation		Non-GAAP
	(dollars in thousands, except per share information)
Three Months Ended June 30, 2009:
Compensation and benefits expense	$65,479	$(2,421)	(a)	$63,058
Income before income taxes	$13,609	$2,421	(a)	$16,030
Income tax expense	$6,396	$878	(b)	$7,274
Net income	$7,213	$1,543	(c)	$8,756
Compensation ratio (d)	62.3%			60.0%

Earnings per share:
Basic	$0.23	$0.05		$0.28
Diluted	$0.22	$0.04		$0.26

Weighted average number of
common shares outstanding:
Basic	31,405,229	-	(f)	31,405,229
Diluted	33,192,734	-	(f)	33,192,734

Three Months Ended March 31, 2009:
Compensation and benefits expense	$45,667	$(2,302)	(a)	$43,365
Income before income taxes	$1,930	$2,302	(a)	$4,232
Income tax expense	$1,200	$1,431	(b)	$2,631
Net income	$730	$871	(c)	$1,601
Compensation ratio (d)	63.2%			60.0%

Earnings per share:
Basic	$0.02	$0.03		$0.05
Diluted	$0.02	$0.03		$0.05

Weighted average number of
common shares outstanding:
Basic	31,354,507	-	(f)	31,354,507
Diluted	32,610,654	-	(f)	32,610,654

Three Months Ended June 30, 2008:
Compensation and benefits expense	$57,000	$(2,874)	(a)	$54,126
(Loss) / income before income taxes	$(14,769)	$2,874	(a)	$(11,895)
Income tax (benefit) / expense	$(5,031)	$976	(b)	$(4,055)
Net (loss) / income	$(9,738)	$1,898	(c)	$(7,840)
Compensation ratio (d)	80.1%			76.1%

Earnings per share (e):
Basic	$(0.32)	$0.07		$(0.25)
Diluted	$(0.32)	$0.07		$(0.25)

Weighted average number of
common shares outstanding (e):
Basic	30,800,637	-	(f)	30,800,637
Diluted	30,800,637	-	(f)	30,800,637

Six Months Ended June 30, 2009:
Compensation and benefits expense	$111,146	(4,723)	(a)	$106,423
Income before income taxes	$15,539	4,723	(a)	$20,262
Income tax expense	$7,596	2,309	(b)	$9,905
Net income	$7,943	2,414	(c)	$10,357
Compensation ratio (d)	62.7%			60.0%

Earnings per share:
Basic	$0.25	0.08		$0.33
Diluted	$0.24	0.07		$0.31

Weighted average number of
common shares outstanding:
Basic	31,380,008	-	(f)	31,380,008
Diluted	32,882,532	-	(f)	32,882,532

Six Months Ended June 30, 2008:
Compensation and benefits expense	$116,933	(5,547)	(a)	$111,386
(Loss) / income before income taxes	$(28,206)	5,547	(a)	$(22,659)
Income tax (benefit) / expense	$(10,969)	2,157	(b)	$(8,812)
Net (loss) / income	$(17,237)	3,390	(c)	(13,847)
Compensation ratio (d)	80.1%			76.3%

Earnings per share (e):
Basic	$(0.56)	0.11		$(0.45)
Diluted	$(0.56)	0.11		$(0.45)

Weighted average number of
common shares outstanding (e):
Basic	30,767,838	-	(f)	30,767,838
Diluted	30,767,838	-	(f)	30,767,838

(a)	The non-GAAP adjustment represents the pre-tax expense with respect to the amortization of the IPO restricted stock awards granted to employees in November 2006.
(b)
The non-GAAP adjustment with respect to income tax expense / (benefit) represents the elimination of the tax expense / (benefit) resulting from the amortization of the IPO restricted stock awards in the period.

(c)	The non-GAAP adjustment with respect to net income / (loss) was the after-tax amortization of the IPO restricted stock awards in the period.
(d)	Compensation ratios were calculated by dividing compensation and benefits expense by total revenues in each respective period.
(e)	In accordance with Statement of Financial Accounting Standards No. 128, basic and diluted common shares outstanding are equal for the three and six months ended June 30, 2008.
(f)	Both the basic and diluted weighted average number of common shares outstanding were not adjusted.

Further information regarding these non-GAAP financial measures is included in our annual report on Form 10-K, which is available to the public at the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov and at our website at http://www.kbw.com. You may also read and copy this report at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Contacts

Investors:
KBW Investor Relations
Alan Oshiki, 866-529-2339
or
Media:
Intermarket Communications
Neil Shapiro, 212-754-5423

Source: KBW, Inc.